First Amendment to Warrant Agreement
This First Amendment to the Warrant Agreement (as defined below) (the “Amendment”), dated June 27, 2016, is between Tecogen Inc., a Delaware Corporation, located at 45 First Ave., Waltham, MA 02451 (the “Company”) and __________________, a sophisticated investor (the “Holder”).
WHEREAS, pursuant to a subscription agreement, entered into by the Company and the Holder, dated December 28, 2015, the Company and the Holder also entered into a warrant agreement (the “Warrant Agreement”).
WHEREAS, the parties now want to modify the expiration date of the Warrant Agreement.
WHEREAS, all capitalized terms that are not defined herein have the meaning that was given to them in the Warrant Agreement.
NOW THEREFORE, in consideration of the foregoing and for good and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Holder agree as follows:

I.	Amendment to Warrant Agreement

a.	The term “Expiration Date” in the Warrant Agreement is amended to mean seven months from the date of Issuance.

II.	Miscellaneous

a.
Entire Agreement. The terms and conditions of this Amendment shall be incorporated by reference in the Warrant Agreement as though set forth in full in the Warrant Agreement. In the event of any inconsistency between the provisions of this Amendment and any other provision of the Warrant Agreement, the terms and provisions of this Amendment shall govern and control. Except to the extent specifically amended or superseded by the terms of this Amendment, all of the provisions of the Warrant Agreement shall remain in full force and effect. The Warrant Agreement, as modified by this Amendment, constitutes the complete agreement among the parties and supersedes any prior written or oral agreements, writings, communications or understandings of the parties with respect to the subject matter of the Warrant Agreement.

b.
Severability. Should an provision of this Amendment be held by a court of competent jurisdiction to be enforceable only if modified, or if any portion of this Amendment shall be held as unenforceable and thus stricken, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon the parties with any such modification to become a part hereof and treated as through originally set forth in this Amendment.

c.	Accredited Investor. The initial Holder of this Amendment to the Warrant Agreement represents that he is an “accredited investor” as defined in the rules and regulations under the Securities Act.

d.	Counterparts. This Amendment may be executed in separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

[Signatures Follow]

Tecogen Inc.

By:__________________
Name:
Title:

Holder

By:____________________
Name:__________________